UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2025

RAFAEL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-38411	82-2296593
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Broad Street Newark, New Jersey	07102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 212 658-1450

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b)-2 of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class B common stock, par value $0.01 per share	RFL	New York Stock Exchange
Warrant to Purchase Class B common stock	RFL-WT	NYSE American

Item 8.01 Other Events.

In connection with the merger (the “Merger”) with Cyclo Therapeutics, Inc. (“Cyclo”), Rafael Holdings, Inc. (the “Company”) issued 1,078,796 warrants exercisable for an aggregate of 380,253 shares of the Company’s Class B common stock (the “Warrants”) at an exercise price of $14.19 per share in exchange for certain warrants to purchase Cyclo common stock (the “Cyclo Warrants”). The Warrants are listed on the NYSE American under the symbol “RFL-WT.” The Cyclo Warrants were initially issued by Cyclo on December 11, 2020 in connection with its underwritten public offering. In connection with the Merger between the Company and Cyclo, the Cyclo Warrants were automatically converted into the Warrants to purchase shares of the Company’s Class B common stock with the exercise price and number of shares issuable on exercise adjusted as per the exchange ratio used in the Merger. Each Warrant is exercisable for approximately .3525 (the exchange ratio used in the Merger) of a share of the Company’s Class B common stock.

The Warrants expire at 5:00 pm EST on December 11, 2025 and are exercisable at any time until such expiration.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAFAEL HOLDINGS, INC.

By:	/s/ David Polinsky
	Name:	David Polinsky
	Title:	Chief Financial Officer

Dated: December 2, 2025

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